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February 17, 1997





TO THE BOARD OF DIRECTORS OF
THERMACELL TECHNOLOGIES, INC.


Gentlemen:

     By execution of this letter I agree to reduce my annual salary pursuant to the terms of my employment agreement from $150,000 to $90,000. I further agree not to be paid any bonuses or to increase my base salary until such time as all current shareholders in the Company are released from their lock-up provisions with Monroe Parker Securities, Inc.

                                       Very truly yours,

                                       /s/  JOHN PIDORENKO
                                       ---------------------------------------
                                       John Pidorenko